UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2010

UNION NATIONAL FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	0-19214	23-2415179
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

570 Lausch Lane, Lancaster, Pennsylvania	17601
(Address of principal executive offices)	(Zip Code)

(717) 653-1441

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

ITEM 8.01.  Other Events.

On January 28, 2010, Union National Financial Corporation (the “Corporation”), entered into an informal Memorandum of Understanding (“MOU”) with the Federal Reserve Bank of Philadelphia (the “Reserve Bank”).  The Corporation is the registered bank holding company that wholly owns Union National Community Bank (the “Bank”); however, the Bank subsidiary is separately supervised by the Office of the Comptroller of the Currency.  The MOU, which is not a “written agreement” for purposes of Section 8 of the Federal Deposit Insurance Act, requires, among other things, the Corporation to seek prior approval by the Reserve Bank before (i) declaring or paying dividends to shareholders, (ii) distributing interest, principal or other sums on the Corporation’s subordinated debentures or trust preferred securities, and (iii) incurring, increasing or guaranteeing any additional debt.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

UNION NATIONAL FINANCIAL CORPORATION
(Registrant)

Dated: February 3, 2010	/s/ Mark D. Gainer
Mark D. Gainer
Chairman, President, and Chief Executive Officer